Stephen P. Murray/Warner Chilcott Public Limited Company – Exhibit 99.1

The amounts shown represent the beneficial ownership of the Issuer’s securities by (i) J.P. Morgan Partners (BHCA), L.P. (“JPMP BHCA”), (ii) J.P. Morgan Partners Global Investors, L.P. (“J.P.Morgan Global”), (iii) J.P. Morgan Partners Global Investors A, L.P. (“ JPMP Global A”), (iv) J.P. Morgan Partners Global Investors (Cayman), L.P. (“JPMP Cayman”), (v) J.P. Morgan Partners Global Investors (Cayman) II, L.P. (“JPMP Cayman II”), (vi) J.P. Morgan Partners Global Investors (Cayman) III, L.P. (“JPMP Cayman III), (vii) J.P. Morgan Partners Global Investors (Selldown), L.P. (“JPMP Selldown”), (viii) J.P. Morgan Partners Global Investors (Selldown) II-A, L.P. (“JPMP Selldown II-A”), (ix) J.P. Morgan Partners Global Investors (Cayman /Selldown) III, L.P. (“JPMP Selldown III”, and together with J.P. Morgan Global, JPMP Global A, JPMP Cayman, JPMP Cayman II, JPMP Cayman III, JPMP Selldown, JPMP Selldown II-A, the “Global Funds”).  The Reporting Person is a limited partner of JPMP Master Fund Manager, L.P. (“JPMP MFM”).  JPMP MFM is the general partner of JPMP BHCA and a limited partner of JPMP Global Investors, L.P. (“JPMP Global Investors”), the general partner of the Global Funds.  The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPMP BHCA, JPMP MFM, JPMP Global Investors and the Global Funds.  Mr. Murray disclaims beneficial ownership of the securities to the extent it exceeds his pecuniary interest therein.  The Reporting Person used to beneficially own Class A common shares, par value $0.01 per share of Warner Chilcott Limited.  On August 14, 2009, the Supreme Court of Bermuda sanctioned the scheme of arrangement between Warner Chilcott Limited and its shareholders, the purpose of which was to effect a transaction pursuant to which each shareholder of Warner Chilcott Limited Class A common shares, par value $0.01 per share, received ordinary shares, par value $0.01 per share, of Warner Chilcott plc on a one-for-one basis.  Effective August 20, 2009, the Reporting Person beneficially owns ordinary shares, par value $0.01 per share of Warner Chilcott plc instead of Class A common shares, par value $0.01 per share of Warner Chilcott Limited.